Exhibit (a)(1)(i)

LETTER OF TRANSMITTAL

Offer by The First American Corporation

to Exchange

0.58 of a Common Share

of

The First American Corporation

for

Each Outstanding Share of Class A Common Stock

of

FIRST ADVANTAGE CORPORATION

Pursuant to the Offer to Exchange dated October 9, 2009

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 10, 2009, UNLESS EXTENDED (AS MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). SHARES OF FIRST ADVANTAGE CLASS A COMMON STOCK TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

The Depositary and Exchange Agent for the Offer is:

Wells Fargo Bank, N.A.

By Mail to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, MN 55164-0854	By Overnight Courier or Hand-Delivery to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

This Letter of Transmittal is to be used for the tender of shares of Class A common stock (the “Class A Shares”) of First Advantage Corporation (“First Advantage”) in the Offer (as defined below). First Advantage stockholders tendering Class A Shares may use this form if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of Class A Shares is to be made by book-entry transfer to the account of Wells Fargo Bank, N.A., the exchange agent for the Offer (the “Exchange Agent”) at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Exchange, dated October 9, 2009 (the “Prospectus”), under the caption “The Offer—Procedure for Tendering Shares.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Stockholders whose certificates for Class A Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Time, or who cannot complete the procedure for book-entry transfer on a timely basis, who wish to tender their Class A Shares must tender their Class A Shares according to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Offer—Guaranteed Delivery.”

Important: Unless the procedure for guaranteed delivery is followed, exchange of Class A Shares tendered and accepted for exchange pursuant to the Offer will be made only if the Exchange Agent timely receives:

•

Share Certificates for tendered Class A Shares (and any and all Class A Shares or other securities issued, paid or distributed or issuable, payable or distributable in respect of such Class A Shares on or after the Expiration Time (collectively, a “Distribution”)), or a timely confirmation of a book-entry transfer of those Class A Shares (and any Distribution) in the Exchange Agent’s account at DTC and a properly completed and duly executed Letter of Transmittal or a duly executed copy thereof, with all accompanying evidences of transfer and authenticity and any other required documents; or

•

a timely confirmation of a book-entry transfer of those Class A Shares (and any Distribution) in the Exchange Agent’s account at DTC, together with an agent’s message as described under “The Offer—Procedure for Tendering Shares” in the Prospectus.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

NOTE:

THIS LETTER OF TRANSMITTAL MUST BE EXECUTED BY SIGNING WHERE INDICATED IN BOX A ON THE FOLLOWING PAGE.

Ladies and Gentlemen:

The undersigned hereby tenders to The First American Corporation (“First American”) the above-described shares of Class A common stock (“Class A Shares”) of First Advantage Corporation (“First Advantage”) pursuant to First American’s offer to exchange for each outstanding Class A Share validly tendered and not properly withdrawn in the Offer (as defined below) 0.58 of a First American common share, upon the terms and subject to the conditions set forth in the Offer to Exchange, dated October 9, 2009 (the “Prospectus”), and in this Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Offer”). Receipt of the Prospectus is hereby acknowledged. The undersigned understands that First American intends to transfer all Class A Shares purchased in the Offer to Merger Sub (as defined in the Prospectus), and that First American also reserves the right to transfer or assign, in whole or in part, to one or more of its subsidiaries, all or any portion of the issued and outstanding Class A Shares tendered pursuant to the Offer or the right to purchase all or any portion of the issued and outstanding Class A Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve First American of its obligations under the Offer and will in no way prejudice the rights of tendering stockholders to receive payment for the Class A Shares validly tendered and accepted for payment pursuant to the Offer.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance of the Class A Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to First American all right, title and interest in and to all of the Class A Shares that are being tendered hereby (and any and all Class A Shares or other securities issued, paid or distributed or issuable, payable or distributable in respect of such Class A Shares on or after the Expiration Time (collectively, a “Distribution”)) and irrevocably appoints the Exchange Agent the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such Class A Shares (and any Distribution), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

•

deliver certificates representing Class A Shares (and any Distribution), or transfer ownership of such Class A Shares (and any Distribution) on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of First American;

•	present such Class A Shares (and any Distribution) for transfer on the books of First Advantage; and

•	receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Shares (and any Distribution), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints designees of First American as the agents, attorneys and proxies of the undersigned, each with full power of substitution, to exercise to the full extent the rights of the undersigned with respect to all of the Class A Shares (and any Distribution) tendered hereby that have been accepted for exchange by First American prior to the time of any vote or other action. The designees of First American will be empowered to exercise such rights of the undersigned in such manner as each such agent, attorney and proxy or his or her substitute shall in his or her sole discretion deem proper, by written consent or otherwise. This proxy is irrevocable and shall be considered coupled with an interest and is granted in consideration of, and is effective upon, the acceptance for exchange of such Class A Shares by First American in accordance with the terms of the Offer. Such acceptance for exchange shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Class A Shares (and any Distribution), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be effective). The undersigned understands that in order for the Class A Shares to be deemed validly tendered, immediately upon First American’s acceptance of such Class A Shares, First American must be able to exercise full voting rights with respect to such Class A Shares (and any Distribution), including without limitation, voting at any meeting of stockholders, subject to applicable law.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Class A Shares (and any Distribution) tendered hereby and that when the same are accepted for exchange by First American, First American will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and that such Class A Shares (and any Distribution) tendered hereby will not be transferred to First American in violation of any contractual or other restriction on the transfer thereof.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or First American to be necessary or desirable to complete the sale, assignment and transfer of the Class A Shares (and any Distribution) tendered hereby. In addition, the undersigned will remit and transfer promptly to the Exchange Agent for the account of First American all Distributions in respect of the Class A Shares tendered hereby and accepted for exchange, accompanied by appropriate documentation of transfer, and pending remittance and transfer or appropriate assurance thereof, First American will be entitled to all rights and privileges as owner of each Distribution and may withhold all of the First American common shares payable upon exchange for the Class A Shares tendered hereby, or deduct from such shares, the value of the Distribution as determined by First American in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, successors and assigns, trustees in bankruptcy of the undersigned.

The tender of Class A Shares pursuant to any one of the procedures described in the Prospectus under the caption “The Offer—Procedure for Tendering Shares” will constitute a binding agreement between the undersigned and First American upon the terms and subject to the conditions of the Offer at the Expiration Time, including the undersigned’s representation that the undersigned owns the Class A Shares being tendered. The undersigned understands that the Offer may be amended from time to time prior to the Expiration Time. If the consideration to be delivered in the Offer is amended in accordance with the Offer, the consideration to be delivered to the undersigned will be the amended consideration notwithstanding the fact that a different consideration is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Prospectus, First American may not be required to accept for exchange any of the Class A Shares tendered hereby.

The undersigned understands that First American will not issue any fractional shares in the Offer. Instead, each tendering stockholder who would otherwise be entitled to a fraction of a First American common share, after combining all fractional shares to which the stockholder would otherwise be entitled, will receive cash in an amount equal to the product obtained by multiplying (1) the fraction of a First American common share to which the holder would otherwise be entitled by (2) the closing price of First American common shares as reported on the New York Stock Exchange on the last trading day before the day that the Offer expires.

The delivery and surrender of Class A Shares tendered by the undersigned is not effective, and the risk of loss of Class A Shares does not pass to the Exchange Agent, until the Exchange Agent receives this Letter of Transmittal, duly completed and signed, or an agent’s message (as discussed in the Prospectus in the section entitled “The Offer—Procedure for Tendering Shares”) in connection with a book-entry transfer of Class A Shares, together with all accompanying evidences of authority in form satisfactory to First American and any other required documents. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Class A Shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that First American may enforce that agreement against the participant.

First American will pay any stock transfer taxes with respect to the sale and transfer of any Class A Shares to it or its order pursuant to the Offer. If, however, payment of the Offer consideration is to be made to, or

Class A Shares not tendered or not accepted for exchange are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Class A Shares to First American pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the Offer consideration unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

The undersigned understands that no alternative, conditional or contingent tenders will be accepted and that First American reserves the absolute right to reject any and all tenders of Class A Shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of First American’s counsel, be unlawful, and that First American also reserves the absolute right to waive certain conditions to the Offer described in the Prospectus under the section titled “The Offer—Conditions of the Offer,” except for those conditions specified in the Prospectus as not subject to waiver. The undersigned further understands that all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Class A Shares will be determined by First American in its sole discretion and such determination shall be final and binding upon all tendering First Advantage stockholders. No tender of Class A Shares is valid until all defects and irregularities in tenders of Class A Shares have been cured or waived and none of First American, the Exchange Agent, or any other person is under any duty to give notification of any defects or irregularities in the tender of any Class A Shares or will incur any liability for failure to give any such notification. By executing this Letter of Transmittal, the undersigned waives any right to receive any notice of the acceptance for payment of the Class A Shares.

By signing in Box A on the following page, you are executing this Letter of Transmittal and affirming the understandings, representations and warranties and covenants set forth herein.

All tendering holders must complete Boxes A, B, and G. Please read the “General Instructions” on the following page.

FOR OFFICE USE ONLY	Debit shares	Partial	Alt. Payee	One Time Del.
	Approved	Input	Audit	Mailed

BOX A – Signature of Registered Stockholders	BOX B – Share Certificate(s) Enclosed
(Must be signed by all registered stockholders; include legal capacity if signing on behalf of an entity)	Certificate Number(s) (Attach additional signed list, if necessary)	Number of Shares Represented by Each Certificate

Signature

Signature

Telephone Number	Total Shares Tendered:

☐ Lost Share Certificates. I have lost my Share Certificates(s) for            shares and require assistance in replacing the shares.

BOX C – New Registration Instructions	BOX D – One Time Delivery Instructions
To be completed ONLY if the shares are to be issued in the name(s) of someone other than the registered holder(s) in Box E. ISSUE TO:	To be completed ONLY if the shares (or cash in lieu of fractional shares) are to be delivered to an address other than that in Box E. MAIL TO:

Name	Name
Street Address	Street Address
City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form W-9 in Box G on the next page or, if applicable, a W-8 form.

BOX E – Name and Address of Registered Holder(s)	BOX F – Medallion Guarantee
Please make any address corrections below	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.
☐ indicates permanent address change

BOX G – Request for Taxpayer Identification Number and Certification – Substitute Form W-9

CERTIFICATION – Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) after being so notified, the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Social Security Number / / Employer Identification Number /

Certification Instructions

You must cross out item (2) under the section entitled “CERTIFICATION” above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).

If you are exempt from backup withholding, check this box. Exempt Payee  ☐

If you are waiting for a taxpayer identification number to be issued to you, check this box: Awaiting TIN  ☐

Signature:                                                                                                                    Date:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

You must complete the following certification if you checked the box above indicating that you are awaiting a taxpayer identification number.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent by the time payment is made, 28% of all reportable payments made to me will be withheld.

Signature:                                                                                                                    Date:

NOTIFICATION OF BACKUP WITHHOLDING

I have been notified by the Internal Revenue Service (IRS) that I am currently subject to backup withholding as a result of a failure to report all interest and dividends on my tax return. I understand that marking this box will result in backup withholding on any disbursements made to this account.

“The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.”

Signature:                                                                                                                    Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. INSTEAD, YOU MUST PROVIDE A PROPERLY COMPLETED IRS FORM W-8BEN OR OTHER APPLICABLE FORM W-8 (EACH OF WHICH MAY BE OBTAINED FROM THE EXCHANGE AGENT). FAILURE TO DO SO WILL SUBJECT YOU TO FEDERAL BACKUP WITHHOLDING AT THE CURRENT APPLICABLE RATE.

General Instructions

Please read this information carefully.

•	BOX A-Signatures: All registered stockholders must sign as indicated in Box A. If you are signing on behalf of a registered stockholder or entity your signature must include your legal capacity.

If this Letter of Transmittal is signed by the registered holder(s) of the Class A Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever.

•	If any of the Class A Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

•

If any of the Class A Shares tendered hereby are registered in different names on different Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Share Certificates.

•

If this Letter of Transmittal is signed by the registered holder(s) of the Class A Shares tendered hereby, no endorsements of Share Certificates or separate stock powers are required unless payment of the Offer consideration is to be made, or Class A Shares not tendered or not accepted for exchange are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

•

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Class A Shares tendered hereby, Share Certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the Share Certificates for such Class A Shares. Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

•

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

•

BOX B-Certificate Detail: If your Class A Shares are held in book-entry form only, please indicate only the total number of Class A Shares tendered. Any book-entry shares held by you will be automatically exchanged upon receipt of this properly completed Letter of Transmittal and confirmation of book-entry transfer. List all Share Certificate numbers and Class A Shares submitted in Box B. Indicate the total number of shares tendered, which may be less than the total number of shares represented by your Share Certificates. If you are tendering less than all of the shares represented by your Share Certificates, shares not tendered will be returned to you. If your Share Certificate(s) are lost, please check the appropriate box below Box A, complete this Letter of Transmittal and return this Letter of Transmittal to Wells Fargo Shareowner Services. You will be contacted if a fee and/or additional documents are required to replace lost Share Certificates.

•

BOX C-New Registration: Provide the new registration instructions (name, address and tax identification number) in Box C. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $14,000,000.00 in value please contact Wells Fargo Shareowner Services at the number listed below.

•	BOX D-One Time Delivery: Any address shown in Box D will be treated as a one-time only mailing instruction.

•	BOX E-Current Name and Address of Registered Stockholder: If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box E.

•

BOX F-Signature Guarantee: Box F (Medallion Guarantee) only needs to be completed if the name on the shares will be different from the current registration shown in Box E. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•

BOX G-Important Tax Information—Substitute Form W-9: Please provide the tax identification number (“TIN”) of the person or entity receiving payment for the above described shares on the Substitute Form W-9 and make the certification that the receiver of the payment is not subject to backup withholding. Failure to do so will subject the recipient to backup withholding at the rate of 28% on any reportable payment made to them pursuant to the exchange and may be subject to certain penalties. In general, if the recipient is an individual, the taxpayer identification number is the social security number of such individual. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Class A Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. A stockholder who does not have a taxpayer identification number should check the “Awaiting TIN” box on the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number if the holder has applied for a TIN or intends to apply for a TIN in the near future. If this box is checked and the certificate is completed, 28% of all reportable payments made to the holder pursuant to the Offer will be withheld if a TIN is not provided at the time of the payment pursuant to the Offer. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt stockholders should indicate their exempt status by checking the applicable box on the Substitute Form W-9. To satisfy the Exchange Agent that a foreign individual or entity qualifies as a recipient that is exempt from back-up withholding, such stockholder must submit a properly completed IRS Form W-8BEN or other applicable Form W-8 (each of which may be obtained from the Exchange Agent), signed under penalties of perjury, attesting to that person’s exempt status. Failure to complete the Substitute Form W-9 or applicable Form W-8 may cause payments made pursuant to the Offer to be subject to backup withholding. Backup withholding is not an additional federal income tax. Rather, the amount of tax withheld will be credited against the federal income tax liability of a person subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Payments of Offer consideration that are treated as wages will be subject to applicable wage withholding (regardless of whether a Substitute Form W-9 or applicable Form W-8 is provided).

•

Withdrawals. A tender of Class A Shares may be withdrawn at any time prior to the Expiration Time by delivery to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal of a written or facsimile (receipt confirmed by telephone) notice of withdrawal providing the information set forth in the Prospectus. To be valid, notices of withdrawal must be received by the Exchange Agent prior to the Expiration Time.

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you.

•

Delivery of Share Certificates and Other Documents: Return this Letter of Transmittal with the certificate(s) to be exchanged only to Wells Fargo Shareowner Services at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your shares.

By Mail to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, MN 55164-0854	By Overnight Courier or Hand-Delivery to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075

Important: This Letter of Transmittal (or a manually signed facsimile thereof) together with any signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Exchange Agent prior to the Expiration Time and either Share Certificates for tendered Class A Shares must be received by the Exchange Agent or Class A Shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

Additional copies of the Prospectus, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below. Holders of Class A Shares may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com